EXHIBIT 10.2
JOINDER
The undersigned is executing and delivering this Joinder pursuant to Section 11.1 of that certain Stock Purchase Agreement (the “Agreement”), by and among the Rocket Lab USA, Inc., a Delaware corporation (“Buyer”), LightRidge Solutions Holdings LP, a Delaware limited partnership (“Seller”) and LightRidge Interco Solutions Holdings, Inc., a Delaware corporation (the “Company”), dated as of May 22, 2025, as may be amended, modified, restated or supplemented from time to time.

By executing and delivering this Joinder to the Seller, the undersigned unconditionally, irrevocably, and expressly agrees to join and become fully bound by, and subject to, all of the covenants, terms and conditions of, the Agreement, to assume all rights, obligations, and liabilities of Buyer thereunder, and to be bound by and comply with all of the provisions of the Agreement as if the undersigned were originally named as Buyer in the Agreement. For the avoidance of doubt, upon execution and delivery of this Joinder to the Seller, all references to “Buyer” in the Agreement shall be a reference to “Rocket Lab Corporation”.

IN WITNESS WHEREOF, the undersigned hereby executes and delivers this Joinder as of May 23, 2025.
ROCKET LAB CORPORATION

By: /s/ Adam Spice
Name: Adam Spice
Title: CFO

Approved and Accepted:
LIGHTRIDGE SOLUTIONS HOLDINGS LP
By: LightRidge Solutions Holding GP LLC,

By: /s/ Michael Kramer
Name: Michael Kramer
Title: Vice President and Secretary